Exhibit 10.45

COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement (“Lease”), dated December 14, 2009, is made between Escondido Partners II, LLC, a Nevada limited liability company, herein called Landlord, and STREAMRAY INC., a Nevada corporation, herein called Lessee.  Landlord hereby leases to Lessee and Lessee hereby leases from Landlord, the premises situated in the County of Clark, State of Nevada, and described as 6845 South Escondido Street, Suites #105 and 106, Las Vegas, Nevada 89119 (hereinafter the “Premises”) consisting of 6,976 (+/-) square feet.  The Lease of 6845 South Escondido Street (“Property”), Suites #105 and 106 is subject to the terms and conditions set forth below.  The Premises and the Property are shown in the plan attached hereto as EXHIBIT A.

TERMS:

1)

Term/Possession and Rent Commencement:  Landlord agrees to Lease the subject Premises to Lessee for a term of thirty-six (36) months.  Lessee shall have legal possession of the Premises upon Landlord’s completion of Tenant improvements (see paragraph 2 of the attached Addendum), Lessee’s monthly base rent shall commence upon Lessee taking possession of the Premises, Lessee’s Lease shall terminate thirty-six (36) months after Lessee’s takes possession of the Premises (‘‘Initial Term”).

a)

Upon Lessee taking possession of the Premises, Lessee agrees to pay Landlord an initial base rent of $4,464.64 per month.

b)

Rent shall be due and payable on the First Day of each month and shall be deemed late on the 10th of the month.  Late Rent payments are subject to a late fee of the greater of $100 or 10% of the late Rent payment amount if payment is not postmarked within ten (10) days after notice of nonpayment from Landlord.  Lessee shall be deemed in “Default” if payment is not received within 10 days after notice of nonpayment.  Rent for partial months shall be prorated based on the number of days in such month.

2)

Rent Adjustment:  On the first anniversary of the commencement of rent, Lessee’s monthly rent shall increase by three percent (3%) per annum (accumulative).

3)

Use.  Lessee shall use and occupy the Premises for the purpose of: general business including administration, web design, internet streaming.  Additional permissible uses to include internet services provider, including payment processing, web hosting, customer service and related services and all related legal uses thereto.  The Premises shall be used for no other purpose unless otherwise agreed to in writing by Landlord.  Use will not include “live” on-site adult photography or the video production of adult videos.

4)

Care and Maintenance of Premises.  Landlord shall deliver the Premises to Lessee in good order and repair, unless otherwise indicated herein.  Lessee shall, at his own expense and at all times, shall maintain and keep the interior of Suites 105 and 106 in a good and safe condition, subject to reasonable wear and tear.

a.)

Landlord, at Landlord’s sole cost and expense, shall be responsible for the maintenance and repair of all building systems, including, electrical wiring, plumbing, and any other system upon the premises, including the roof, exterior walls, and structural foundations.  Lessee agrees to comply with all provisions of the C.C. & R’s applicable to the Property.

b.)

Lessee, at Lessee’s sole cost and expense, shall keep in force during the entire term of this Lease Agreement an HVAC Service Contract; HVAC system(s) shall be serviced quarterly.  Landlord shall pay for the cost of replacing any nonoperating HVAC equipment and other capital items.

5)

Alterations.  Lessee shall not, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, make any alterations, additions, improvements in, to or about the Premises, provided that the cost of such alterations exceeds $15,000 per calendar year.

6)

Ordinances and Statutes.  Lessee shall comply with all statutes, ordinances and requirements of all municipal,  state and federal authorities now in force or which may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use thereof by Lessee.

7)

Assignment and Subletting.  Lessee shall not assign this lease or sublet any portion of the Premises without prior written consent of the Landlord; which shall not be unreasonably withheld or delayed.  Any such assignment or subletting without consent shall be void and, at the option of the Landlord, may terminate this Lease.  Landlord may at any time and at its sole option if Lessee is in Default require that any Sublessee pay Landlord directly, however, this in no way eliminates or modifies the Lessee’s responsibility and obligations hereunder.  Notwithstanding the foregoing, under no circumstances will any entity(ies) be allowed to have any “live” onsite adult photography or the video production of adult videos and any such Sublessee of Lessee shall comply with all terms and conditions set forth in this Lease.

Notwithstanding the foregoing, Lessee may, without Landlord’s prior consent, assign this Lease or sublet all or any portion of the Premises to a subsidiary, affiliate, division or other entity controlled by or under common control with Lessee, or to a successor entity to Lessee by merger, consolidation, reorganization or governmental action, or to a purchaser of substantially all of Lessee’s business operations conducted at the Premises, or to Marc Bell Capital Partners and any other entity owned and/or controlled by Marc Bell Capital Partners.

The sale or transfer of Lessee’s capital stock in a public offering pursuant to an effective registration statement filed by Lessee with the Securities and Exchange Commission or otherwise in connection with any other bona fide transaction shall not be deemed an assignment, subletting, or other transfer of this Lease.

In the event that the ownership of the Property is sold or otherwise transferred Landlord may assign its rights to the then current owner of the Property.

8)

Utilities:  During Lessee’s Lease period, Lessee shall be financially responsible for the payment of all of its utility bills including: power, telephone, trash, etc.

9)

Entry and Inspection.  Lessee shall permit Landlord or Landlord’s agents to enter upon the Premises at reasonable times during normal business hours and upon reasonable notice, for the purposes of inspecting the same, and will permit Landlord at any time within sixty (60) days prior to the expiration of this lease, to place upon the building containing the Premises (but not the Premises itself) any usual “To Let” or “For Lease” signs, and permit persons desiring to lease the same to inspect the Premises thereafter.

10)

Possession Of Premises.  Landlord shall deliver possession of the subject Premises upon Landlord’s completion of tenant improvements described in the Addendum to this Lease, and this Lease Agreement shall terminate thirty-six (36) months after Lessee takes possession of the Premises.

11)

Indemnification of Landlord.  Except for Landlord’s negligence or misconduct, Landlord shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the Premises or any part thereof, and Lessee agrees to defend and hold Landlord harmless from any claims, suits, judgments, liens, fines for damages or bodily injury including death, to itself or others which occur as the result of the Lessee’s use or occupancy of the Premises.  Except for Lessee’s negligence or misconduct, Lessee shall not be liable for any damage or injury to Landlord, or any other person, or to any property, occurring on the Property, the Premises or any part thereof, and Landlord agrees to defend and hold Lessee harmless from any claims, suits, judgments, liens, fines for damages or bodily injury including death, to itself or others which occur as the result of the Landlord’s use, management or operation of the Property.

12)

Liability Insurance.  Lessee shall provide Landlord with a Certificate of Insurance with an endorsement showing Landlord as additional insured under all liability policies required hereunder.  The certificate shall provide for a 30-day written notice to Landlord in the event of cancellation or material change of coverage.  A ten day notice of cancellation is acceptable for nonpayment of premium.  To the maximum extent permitted by insurance policies, which may be owned by Landlord or Lessee, Lessee and Landlord, for the benefit of each other, waive any and all rights of subrogation that might otherwise exist, but only to the extent actually covered by such policies.

2

Lessee, at its sole cost and expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Landlord with minimum coverage of $2 million dollars each occurrence for General Liability, Fire and Auto Liability.  Lessee shall also obtain and maintain workers compensation insurance in an amount statutorily required by the state of Nevada and shall include a waiver of subrogation endorsement in favor of Landlord.

13)

Eminent Domain.  If the Premises or any part thereof or any estate therein, or any other part of the building  materially affecting Lessee’s use of the Premises, shall be taken by eminent domain, this lease shall terminate  on the date when title vests pursuant to such taking.  The Rent, and any additional rent, shall be apportioned as  of the termination date, and any rent paid for and period beyond that date shall be repaid to Lessee.  Lessee  shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may  file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

Initials:	/s/ RCS	Initials:	/s/ DB
Landlord		Lessee

Initials:		Initials:	/s/ AP
Landlord		Lessee

14)

Destruction of Premises.  In the event of a partial destruction of the Premises during the term hereof, from any cause, Landlord shall forthwith repair the same, provided that such repairs can be made within ninety (90) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of Rent while such repairs are being made.  Based upon the extent to which making the repairs cannot be made within ninety (90) days, Landlord, if the damage is covered by insurance policies, shall make the same within a reasonable time, this lease continuing in effect with the Rent proportionately abated as aforesaid, and in the event that repairs are not covered by insurance and cannot be made within ninety (90) days, this lease may be terminated at the option of either party.  In the event that the building in which the demised Premises may be situated is destroyed to an extent of not less than one-third of the replacement cost.  Landlord may elect to terminate this lease whether the demised Premises be injured or not.  A total destruction of the building in which the Premises may be situated shall terminate this lease.

15)

Landlord’s Remedies on Default.  If Lessee fails to pay rent, any additional rent, or any other fees,  Landlord shall give Lessee notice of such failure and if Lessee does not cure any such failure within 10 days, after the giving of such notice, Lessee shall be in default under this Lease.  If Lessee fails in the performance of any of the other covenants or conditions hereof, Landlord shall give Lessee notice of such failure and if Lessee does not cure any such failure within 10 days, after the giving of such notice (or if such other failure is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such 10 days and thereafter proceed with reasonable diligence and in good faith to cure such failure), then Lessee shall be in default under this Lease.  If Lessee is in default under this Lease Landlord may terminate this lease on not less than 10 days’ written notice to Lessee.  On the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Landlord, but Lessee shall remain liable as hereinafter provided.  If this lease shall have been so terminated by Landlord, Landlord may at any time thereafter resume possession of the Premises pursuant to a court proceeding and remove Lessee or other occupants and their effects.  No failure to enforce any term shall be deemed a waiver.  All rights and remedies herein given to Landlord are cumulative and are in addition to all of the same which are available to Landlord under law or in equity, and may be exercised in any order or simultaneously, at Landlord’s sole election.  If Lessee defaults in the terms and conditions of the lease the Lessee pays all reasonable costs to Landlord, including but not limited to court costs and attorney fees.  Landlord and Lessee agree to incorporate in this Lease the terms of the Landlord Waiver and Consent set forth in EXHIBIT B.

16)

Guaranty of Lease:  FriendFinder Networks, Inc. hereby guaranties the performance of Lessee’s obligations under this Lease.

17)

Deleted.

3

18)

Common Area Maintenance Charges - NONE.

19)

Attorney’s Fees.  In case suit should be brought for recovery of the Premises or for any sum due hereunder, or because of any act which may arise out of the possession or use of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including reasonable attorney’s fee.

Landlord and Lessee shall be solely responsible for their individual cost to have their respective attorney to review this Lease Agreement.

Initials:	/s/ RCS	Initials:	/s/ DB
Landlord		Lessee

Initials:		Initials:	/s/ AP
Landlord		Lessee

20)

Notices.  Any notice which either party may, or is required to give, shall be given mailing same, postage prepaid, to Lessee at the premises, or Landlord at the address shown below, or at such other places as may be designated by the parties from time to time.  Notices to Lessee shall be sent to Lessee at (1) 220 Humboldt Court, Sunnyvale, California 94089, Attn: General Counsel, David Bloom; (2) 6800 Broken Sound Parkway NW, Suite 100, Boca Raton, FL 33487. Attn: CFO; and (3) the Premises, Attn: __________.

21)

Heirs, Assigns, Successors.  This lease is binding upon and inures to the benefit of the heirs, successors in interest to the parties.

22)

Option To Extend:  None.

23)

Subordination.  This lease is and shall be subordinated to all existing and future liens and encumbrances (including mortgages and deeds of trust) against the Property.  Respecting existing liens and encumbrances Landlord shall exercise commercially reasonable efforts to obtain a nondisturbance agreement by which Lessee’s rights under this Lease will be recognized (so long as Lessee is not in default hereunder) after any foreclosure by any of Landlord’s existing mortgage and/or deed of trust holders.  Respecting future liens and encumbrances, the subordination described above shall be conditioned upon such future mortgage and/or deed of trust holders providing a nondisturbance agreement, as described above, to Lessee.

24)

Applicable Law.  This lease shall be governed by and interpreted according to the laws in the State of Nevada.

25)

Entire Agreement.  The foregoing constitutes the entire agreement between the parties and may be modified only in a writing signed by both parties.  The following Exhibits, if any, have been made a part of this lease before the parties’ execution hereof:

26)

Hazardous Materials.   Landlord represents and warrants that as of the date of possession being delivered to Lessee, there shall be no materials, chemical, or other substances on or about the Property which arc in violation of any applicable law, or which are considered to endanger the health and safety of anyone on or visiting the Property.  All chemicals stored by Lessee (if any) in the interior and/or the exterior of the above-referenced Premises shall comply with all established state and federal environmental laws, rules, ordinances, regulations, directives, permits and restrictions pertaining to hazardous materials.

27)

Signage.  Lessee, at Lessee’s sole cost and expense, shall have the right to install its business sign above its unit.  Lessee’s business sign must conform to Landlord’s Sign Criteria.  Upon vacating the subject premises, Lessee shall be solely responsible for removing its business sign, and returning sign area back to its original condition.

28)

Landlord Tenant Improvements.  Landlord, at Landlord’s sole cost and expense, shall complete the Tenant Improvements described in the Addendum for the benefit of Lessee:

4

29)

Delete.

30)

Financial Information:  Landlord has approved Lessee’s financial information and credit worthiness.

31)

Entire Agreement.  The foregoing constitutes the entire agreement between the parties and may be modified only in a writing signed by both parties.  The following Exhibits, if any, have been made a part of this Lease before the parties’ execution hereof:

32)

REVIEW BY ATTORNEY.  Landlord and Lessee hereby acknowledge that each were advised either verbally or in writing by NAI Las Vegas to review the attached Lease Agreement, Addendum, Exhibit(s),  Duties Owed and Consent to Act Disclosure form, as well as other related legal documents that may pertain to this transaction with their respective attorney and/or legal consultant  prior to executing the said documents.

Landlord and Lessee hereby agree that NAI Las Vegas (“Listing Broker”) has not made any representation as to the legal sufficiency or tax consequences of the attached Lease Agreement, or the suitability of the subject Premises for Lessee’s intended use of the Property.

Landlord and Lessee hereby acknowledge that they have not relied on NAI Las Vegas for entering into the attached Lease Agreement.  NAI Las Vegas shall not be financially responsible or liable regarding the actions of the Landlord or the Lessee regarding this transaction either now or in the future.

33)

Brokers.  NAI Las Vegas represents only Landlord and Newmark Knight Frank represents only Lessee in this transaction. Landlord shall pay a commission to NAI Las Vegas pursuant to a separate agreement and pay, for the benefit of Lessee, to Newmark Knight Frank a consulting fee of 4% of the rent payable under this Lease, upon the execution of this Lease.

34)

Compliance with Laws.  Lessee shall comply with all laws, statutes, ordinances, standards, rules and regulations, policies, licensing requirements, insurance requirements, practices, and procedures of federal, state, municipal, and special district governmental authorities which are applicable to the occupancy and use of the Premises.

THE UNDERSIGNED HAVE READ, UNDERSTAND AND AGREE TO THE TERMS AND CONDITIONS CONTAINED HEREIN.

LESSEE: Streamray Inc.

By:	/s/ David Bloom	12/14/09
President		Date

By:	/s/ Anthony Previte	12/14/09
Date

LANDLORD: Escondido Partners II, LLC.

By:	/s/ Ryne Stoker	12/12/09
	Ryne Stoker – Managing Partner/Member	Date

GUARANTOR: FriendFinder Networks, Inc. (as to Section 16 of the Lease only)

By:	/s/ Anthony Previte
,

5

EXHIBIT A

(Site Plan and Premises)

Remove built-in cabinets
Suite 105/106
Remove built-in workstations, patch & repair as necessary
FIRST FLOOR PLAN

Remove wall, make single private office
SECOND FLOOR PLAN
Remove built-in cabinets
Remove roof facade

ADDENDUM

To Escondido Partners II, LLC Commercial Lease Agreement

Between Escondido Partners II, LLC (“Landlord”) and Streamray Inc. (“Lessee”)

Dated:  December  14 , 2009

SUBJECT PROPERTY:

6845 South Escondido Street

Suite #105/106

Las Vegas, Nevada 89119

(1.)

UTILITIES:

During Lessee’s Lease period, Lessee shall be financially responsible for the payment of all of its utility bills including: power, telephone, gas, trash, etc.

(2.)

POSSESSION OF PREMISES:

Lessee shall have possession of the subject Premises upon Landlord’s completion of Lessee’s Tenant Improvements. Lessee shall not have the right to physically occupy the Premises to operate Lessee’s business until Landlord’s completion of Lessee’s Tenant Improvements.  However, Landlord shall permit Lessee to enter to Premises prior to the completion of the Tenant Improvements so that Lessee may plan and install Lessee’s furniture systems, computer networks and communications systems prior to the completion of the Tenant Improvements.  Provided however that such planning and installation does not interfere with the completion of the Tenant Improvements, Lessee is solely responsible for all damage for such installation and waives any and all possible claims for damage to such installation that could occur during completion of Tenant Improvements.

(3.)

DELETE.

(4.)

DELETE.

(5.)

RENT ADJUSTMENT:

(sec Paragraph 2 of the Lease).

(6.)

COMMON AREA MAINTENANCE CHARGES (CAMS):

None

(7.)

GENERAL LIABILITY INSURANCE:

Prior to occupancy, Lessee shall provide Landlord with a Certificate of Comprehensive General Liability Insurance: naming the Landlord as additionally insured (see Paragraph 12 of the Lease Agreement dated December 3, 2009).

(8.)

HAZARDOUS MATERIALS:

All chemicals stored by Lessee (if any) in the interior and/or the exterior of the above-referenced Premises shall comply with all established state and federal environmental laws, rules, ordinances, regulations, directives, permits and restrictions pertaining to hazardous materials (See paragraph 26 of the Lease Agreement dated December 3, 2009).

(9.)

SIGNAGE:

Lessee, at Lessee’s sole cost and expense, shall have the right to install its business sign above its unit. Lessee’s business sign must conform to Landlord’s Sign Criteria. Upon vacating the subject premises, Lessee shall be solely responsible for removing its business sign, and returning sign area back to its original condition.

(10.)

BUILDING MAINTENANCE:

Landlord shall be solely responsible, at Landlord’s sole cost and expense, for the maintenance, repair and replacement of the roof, exterior walls, foundation, structural supports, HVAC (except as provided in Paragraph 13 of this Addendum), plumbing, parking lot, mechanicals, loading door(s). Said items shall be delivered to Lessee in good working order.

Also during the Lease term Lessee shall be solely responsible for any damage to the property caused by Lessee’s employees, representatives, agents, licensees and invitees.

(11):

LATENT DEFECTS:

Landlord, at its sole cost and expense, shall be 100% responsible for any latent structural defects in the building during the entire term of the Lease Agreement.

(12)

LESSEE’S TENANT IMPROVEMENTS:

Landlord, at Landlord’s sole cost and expense, shall make the following Tenant Improvements on behalf of Lessee, which are also shown on the attached EXHIBIT A TO ADDENDUM.

•

Landlord shall deliver the Premises in broom-clean condition. All building systems, including structural systems (roof, windows, etc.), (air-conditioning and heating equipment, electric transformers, etc.) shall be in good working order.

•

Expand the existing server room by partitioning a portion of the adjacent office. Landlord will create a standard doorway which would allow access to the server room and the partitioned office.

•

Carpet the entire ground floor, and carpet the second floor office(s) where carpet is missing.

•

Paint Suite 105 & 106.

•

Landlord will redistribute the HVAC and balance the system as required; supplement the lighting and electrical switches as necessary and redistribute/add additional electrical outlets, as necessary.

•

Remove built-in work stations, cabinets and other decorative adornments as previously agreed to by Landlord.

•

Provide 200 amps (120/208 volts) of electricity capacity in an city approved electrical panel.

(13)

AIR-CONDITIONING & HEATING SYSTEMS (HVAC):

Lessee, at Lessee’s sole cost and expense, shall keep in force a service contract during the entire term of the Lease Agreement a service contract to have the HVAC systems serviced with new filters quarterly (see Paragraph 4.b. of the Lease Agreement dated December 3, 2009.

14)

PARKING:

Landlord shall provide Lessee a minimum of twenty four (24) “unreserved “parking spaces on the Property located in front of Suite 105/106.

(15)

REVIEW BY ATTORNEY:

Landlord and Lessee hereby acknowledge that each were advised either verbally or in writing by NAI Las Vegas to review the attached Lease Agreement, Addendum. Exhibit(s), Duties Owed Disclosure form, as well as other related legal documents that may pertain to this transaction with their respective attorney and/or legal consultant prior to executing the said documents.

Landlord and Lessee hereby agree that NAI Las Vegas (“Listing Broker”) has not made any representation as to the legal sufficiency or tax consequences of the attached Lease Agreement, or the suitability of the subject Premises for Lessee’s intended use of the property.

Landlord and Lessee hereby acknowledge that they have not relied on NAI Las Vegas for entering into the attached Lease Agreement.  NAI Las Vegas shall not be financially responsible or liable regarding the actions of the Landlord or the Lessee regarding this transaction either now or in the future.

THE UNDERSIGNED HAVE READ, UNDERSTAND AND AGREE TO TERMS AND CONDITIONS CONTAINED HEREIN

Initials:	/s/ RCS	Initials:	/s/ DB
	Landlord		Lessee

Initials:		Initials:	/s/ AP
	Landlord		Lessee